TWENTY ONE
111 Congress Avenue, Suite 500
Austin, Texas 78701, United States
Twenty One Capital Issues Shareholder Letter from CEO, Rapha Zagury
AUSTIN, Texas — November 13, 2026 — Twenty One Capital, Inc. (“Twenty One” or “XXI”) (NYSE: XXI) today published its quarterly letter to shareholders from the Company’s Chief Executive Officer, Rapha Zagury.
Dear Shareholders,
In August, I committed to providing regular, direct updates on our progress. These quarterly letters are an opportunity to explain how we are deploying your capital and building Twenty One.
Our mandate is clear: build a durable, cash-generating business around one of the largest corporate Bitcoin treasuries in the world. A balance sheet is not a business. It is our starting point.
Over the past quarter, we strengthened our team and governance, and evaluated a number of opportunities across the Bitcoin and energy ecosystem.
Much of the work has happened behind the scenes. In this letter, I want to share what has changed, what remains unfinished, and how I am thinking about your capital.
Let’s start with the numbers.
For the quarter ended September 30, 2026, we reported net income of $1.087 billion. This GAAP result was primarily driven by a $1.093 billion fair-value gain on our Bitcoin holdings rather than operating cash flow.
We ended the quarter with 43,514 Bitcoin, valued at approximately $83,700 per coin, and $102.8 million in cash and cash equivalents. We had $486.5 million in convertible-note principal outstanding, secured by approximately 16,116 Bitcoin. The earnings release and Form 10-Q contain the full results.
We welcome Bitcoin’s appreciation. But gains from an asset we own are not the same as earnings from businesses we operate. Building the latter is our job.
And Bitcoin remains our benchmark. Any capital we deploy should justify the risk, complexity, and opportunity cost of not simply owning more Bitcoin.
Building Twenty One
We strengthened our team and capabilities across financial reporting, corporate communications, and technology.

TWENTY ONE
111 Congress Avenue, Suite 500
Austin, Texas 78701, United States
David Goldschmidt also joined our Board and Audit Committee. As the former head of Skadden’s global capital markets practice, David brings decades of experience in capital markets, corporate governance, and public companies.
The idea we are building around is simple. The execution is not.
Bitcoin is our long-term reserve asset. Around it, we want to own businesses that generate cash after covering operating costs, reinvestment needs, and financing obligations. Ideally, these businesses should be able to earn money even when Bitcoin’s price goes nowhere.
Over time, that cash could fund additional Bitcoin purchases and investments in other businesses, allowing us to grow without having to raise new capital each time.
Of course, every business has to justify the capital it consumes and the risks it adds.
Our success should not be measured simply by how much Bitcoin we hold, how much capital we raise, or how many transactions we complete. What ultimately matters is the value we create per share, over time.
Bitcoin is a demanding benchmark. It should be.
Last month in Lugano, I gave a keynote on how we’re building Twenty One. The questions we are working through are fairly simple: Which businesses should we own? What should we pay? How should we finance them? And perhaps just as importantly, when should we act?
We also put the new Twenty One site live. You can find our filings, reported capital figures, letters and talks at www.twentyonecapital.com.
Opportunities and patience
We are evaluating opportunities across mining, lending, treasury, and energy. We have walked away from opportunities where the economics or terms did not make sense. We will undoubtedly walk away from more. Activity is not progress. A bad acquisition can destroy years of value creation.
At Goldman Sachs, I learned a phrase that has stayed with me: “long-term greedy.” It sounds contradictory. It isn’t. Sometimes the most profitable decision is the one you don’t make.
Market conditions are creating interesting opportunities. But an interesting business is not necessarily an attractive investment. Price matters. So does timing. We need the patience to wait and the ability to act decisively when the right opportunity comes along.

TWENTY ONE
111 Congress Avenue, Suite 500
Austin, Texas 78701, United States
The businesses that interest me most are those where our capital, access to financing, or operating experience could materially improve their economics. The people matter too. A strong team can bring expertise and capabilities that would otherwise take us years to build, particularly at our stage.
My views on Bitcoin mining have not changed. It can be a profitable business at scale, particularly for operators with competitive energy, efficient equipment, and disciplined capital structures. I also believe the intersection of Bitcoin and energy will continue to create opportunities for operators who understand both.
Our capital allocation decisions must follow the same discipline. Buying Bitcoin, acquiring businesses, repurchasing shares, or preserving liquidity are competing uses of capital. Each has a price, a risk, and an opportunity cost.
We will consider raising capital when the terms make sense, including borrowing when we believe the company can comfortably service its obligations through a downturn. And when our shares trade below the value of the assets attributable to them, repurchases deserve serious consideration, subject to liquidity, approvals, and applicable restrictions.
The goal is not to grow the balance sheet for its own sake. It is to grow the value of each share.
Bitcoin security and open source
In August, I discussed our intention to support Bitcoin’s open-source infrastructure. We are looking at ways to support independent Bitcoin development and security research, including work on AI-assisted vulnerability detection and potential quantum threats.
We are still defining the scope and approach. Any support must preserve the independence of the people doing the work.
Bitcoin’s security is fundamental to everything we are building. Supporting the people who maintain and protect it is both a responsibility and a long-term investment in the ecosystem.
My conviction in Bitcoin remains strong. Taking risks seriously is part of that conviction, not a contradiction of it.
Looking ahead
We are still early in building Twenty One.
Bitcoin’s short-term price is unpredictable. So are interest rates, liquidity conditions, and market sentiment. I have little interest in building a company that depends on getting those forecasts right.
I would rather build one that can endure when we are wrong, take advantage of opportunities when they appear, and continue creating value through different market environments.

TWENTY ONE
111 Congress Avenue, Suite 500
Austin, Texas 78701, United States
We have a substantial foundation. Now we need to build on it.
I’ll keep writing to you each quarter about what we’ve done and how we’re using your capital. Please keep sending your questions to investors@twentyonecapital.com. We read what you send.
We keep building.
Rapha Zagury
Chief Executive Officer, Twenty One Capital
About Twenty One
Twenty One is a Bitcoin-focused operating company. Designed to pair one of the largest Bitcoin treasuries in the public markets with operating businesses, Twenty One aims to provide shareholders with direct, capital-efficient exposure to Bitcoin through a growing Bitcoin-native platform. For more information, visit https://twentyonecapital.com/investors.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding Twenty One's operating and financial performance and its ability to execute its strategy; its ability to build a company around its Bitcoin treasury; the success and performance of any businesses that may become part of Twenty One through investments or acquisitions; market opportunities for building out Twenty One’s business and Twenty One’s ability to act upon such opportunities; any capital markets activity by the Company and the criteria by which Twenty One may decide whether to pursue capital markets activities; the metrics that Twenty One may use to measure its success; the opportunities that the intersection of Bitcoin and energy may create; and how Twenty One may support independent Bitcoin development and security research. These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties, and other important factors that may cause actual future events, results, or achievements to be materially different from the Company's expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption "Risk Factors" in Twenty One's Annual Report on Form 10-K for the period from March 7, 2025 (inception) to December 31, 2025, filed with the SEC on March 31, 2026, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 13, 2026 and August 11, 2026, respectively, and in Twenty One's other filings with the SEC. Forward-looking statements speak only as of the date of this press release, and Twenty One assumes no obligation to update such forward-looking statements, except as required by law.

TWENTY ONE
111 Congress Avenue, Suite 500
Austin, Texas 78701, United States
Twenty One intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on Twenty One’s website. Twenty One’s CEO, Raphael Zagury, also intend to use certain social media channels, including, but not limited to, X and LinkedIn, as means of communicating with the public and investors about Twenty One, its progress, products, and other matters. While not all the information that Twenty One or Raphael Zagury post to their respective digital platforms may be deemed to be of a material nature, some information may be. As a result, Twenty One encourages investors and others interested to review the information that it and Raphael Zagury posts and to monitor such portions of Twenty One’s website and social media channels on a regular basis, in addition to following Twenty One’s press releases, SEC filings, and public conference calls and webcasts. The contents of Twenty One’s website and Raphael Zagury’s social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Media and Investor Contact:
investors@twentyonecapital.com